UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 1, 2008

China Marine Food Group Limited
(Exact name of Registrant as specified in its charter)

NEVADA	333-40790	87-0640467
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

Da Bao Industrial Zone, Shishi City Fujian, China (Address of principal executive offices)	36700 (Zip code)

Registrant’s telephone number, including area code: 85-595-8898-7588

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 1, 2008, the Company entered into Independent Director Agreements (the “Agreements”) with Xiaochuan Li, Changhu Xue and Honkau Wan (“Director” or “Directors”). The term of the Agreements shall commence on the date of appointment to the Board of Directors until the Director’s removal or resignation with each 12-month period ending on the anniversary date of the Director’s appointment constituting a Service Year. Compensation for Xiaochuan Li and Changhu Xue shall be RMB60,000 and Honkau Wan should be HK$60,000 per Service Year respectively. Further, the Company will reimburse the Directors for expenses incurred in good faith in the performance of the Director’s duties for the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, the Board of Directors increased the number of seats on the Board of Directors from three (3) to six (6) and appointed three (3) independent directors to the Board of Directors: Xiaochuan Li, Changhu Xue and Honkau Wan.

Xiaochuan Li, 64, has been the Director of the Division for Test of the Safety and Quality of Aquatic Products in the Yellow Sea Fisheries Research Institute of the Chinese Academy of Fishery Sciences since 1978, where he is responsible for the marine products processing technology research and carrying out coordination in terms of both quality and quantity examination and formulating related standards. From 1987 to 2005, Mr. Li was the Center Director of the National Center for Quality Supervision and Test of Aquatic Products. During his tenure, Mr. Li was responsible for overseeing the daily operation of the laboratory and inspection center.

Changhu Xue, 44, is a professor of Aquatic Product Processing and Preserving Engineering at the Ocean University of China. Mr. Xue is a Council Member of China Society of Fisheries and the Chairman of the Fish Processing and Comprehensive Utilization Sub-committee of the China Society of Fisheries. He is also the Chief Secretary of the Steering Committee for Light Industry and Food Education in the Ministry of Education for the People’s Republic of China. Mr. Xue’s major focus of research has been in aquatic product processing and fisheries chemistry. Mr. Xue has completed over 20 state and provincial research projects including the research schemes in the National Natural Science Foundation of China and has published over 100 papers and articles in academic journals. In 1990, Mr. Xue was the first recipient of a doctoral degree in Agriculture and Aquatic Products in China. Mr. Xue has obtained 8 patent certificates and 2 technological achievements awarded by the provincial authority.

Honkau Wan, 35, has practiced as a certified public accountant (“CPA”) since 2003. His firm provides professional auditing, consultancy and secretarial services to his clients on a variety of industries. From 2000 to 2002, Mr. Wan served in a multi-national company as an internal auditor, where he participated in evaluating the internal control systems of the group companies and made recommendations to the management. The multi-national company was involved in the following industries: financial institutions, property development, airline and security broker in Hong Kong, China, United States and other Asia Pacific countries. From 1996 to 1999, Mr. Wan was with KPMG auditing financial institutions. Mr. Wan received a BBA in Accounting, with Honors, from the Hong Kong Polytechnic University in 1996.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Independent Director Agreement with Xiaochuan Li
10.2	Independent Director Agreement with Changhu Xue
10.3	Independent Director Agreement Honkau Wan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

Dated: October 29, 2008	By:	/s/ Pengfei Liu
Pengfei Liu, Chief Executive Officer